EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 12, 2008 on the financial statements of Zhaoheng Investment Limited and Subsidiaries, for the years ended December 31, 2007 and 2006 included herein on Form 8-K as filed with the Securities and Exchange Commission of May 13, 2008.
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/s/  Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
May 13, 2008